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                                                                    EXHIBIT 10.6

                         INTELLECTUAL PROPERTY AGREEMENT

                                 by and between

                              PLAINS RESOURCES INC.

                                       and

                  PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.

                                   Dated as of
                                  July 3, 2002

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                         INTELLECTUAL PROPERTY AGREEMENT

     THIS INTELLECTUAL PROPERTY AGREEMENT (the "Agreement") is entered into as of July _____, 2002 (the "Effective Date"), by and between Plains Resources Inc., a Delaware corporation ("Plains" and, along with Spinco, the "Parties"), and Plains Exploration & Production Company, L.P., a California limited partnership ("Plains Exploration"). Undefined capitalized terms herein are defined in the Master Separation Agreement, dated as of the Effective Date, by and between the Parties and the other signatories thereto (the "Separation Agreement").

                                    RECITALS

     WHEREAS, Plains is the owner at common law of, or has rights under common law in, certain trade names, trademarks, service marks and associated goodwill (the "Trademarks"), as set forth on Schedule A attached hereto, in relation to the Plains Business and the Spinco Business; and

     WHEREAS, Plains and Spinco have entered into the Separation Agreement to provide for, among other things, the Separation and Distribution; and

     WHEREAS, Plains desires to transfer and assign to Spinco all of Plains' right, title and interest in and to the Trademarks and the goodwill associated with the Trademarks, and Spinco desires to own and use the Trademarks in connection with the Spinco Business; and

     WHEREAS, Plains desires to use the trademarks set forth on Schedule B (the "Plains Marks") in connection with the Plains Business, and Spinco is willing to grant to Plains the right to use the Plains Marks in connection with the Plains Business, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the Parties hereto agree as follows:

                                   ARTICLE I.
                    TRANSFER OF TRADEMARKS; GRANT OF LICENSE

     1.1 Plains hereby transfers and assigns to Spinco all of Plains' right, title and interest in and to the Trademarks, the goodwill associated with the Trademarks, and the right to recover for past infringement of the right, title, and interest in and to the Trademarks.

     1.2 Spinco hereby grants to Plains, and Plains hereby accepts, a worldwide, perpetual, fully-paid-up, royalty-free license to use the Plains Marks in connection with the Plains Business, subject to the limitations set forth in this Agreement. Spinco agrees not to license the Plains Marks for any purpose to any Person other than Plains.

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     1.3 The grant of license in Section 1.2 includes the right for Plains to grant sublicenses within the scope of such license to Plains' Subsidiaries, but only for so long as each remains a Subsidiary of Plains.

     1.4 Except as provided in this Article I, all licenses granted herein shall be nontransferable and nonassignable without Spinco's prior written consent.

                                   ARTICLE II.
                      OWNERSHIP AND USE OF THE PLAINS MARKS

     2.1 Plains acknowledges that Spinco owns the Plains Marks and all rights therein and that, except as provided in Section 1.2, nothing in this Agreement shall give Plains any right, title or interest in or to the Plains Marks.

     2.2 Plains agrees that it will do nothing inconsistent with Spinco's ownership of the Plains Marks and shall not claim adversely to Spinco, or assist any third party in attempting to claim adversely to Spinco, with regards to such ownership. Plains agrees that it will not challenge the title of Spinco to the Plains Marks, oppose any registration thereof, or challenge the validity of this Agreement or the licenses granted herein. Furthermore, Plains will not register, nor attempt to register, any trade name or trademark that, in whole or in part, incorporates or is confusingly similar to the Plains Marks, and use of the Plains Marks by Plains and sublicensees of Plains shall inure to the benefit of Spinco.

     2.3 Plains' use of the Plains Marks must be in accordance with the design standards for style, design, color, and form as established by Spinco (the "Design Standards").

     2.4 Plains shall not use the Plains Marks in connection with any business activity unrelated to the Plains Business.

     2.5 Notwithstanding the license granted herein and any of the provisions hereof, no rights nor licenses are granted to Plains with respect to any other trademark, service mark, and/or trade name not listed on Schedule B.

     2.6 Plains agrees to assist Spinco in recording this Agreement with appropriate Governmental Authorities where such recording is required by law or regulation or where such recording is permitted or desired by Spinco.

     2.7 All costs associated with recording this Agreement, the license granted herein and registering, maintaining, or renewing the Plains Marks used solely by Plains shall be borne by Plains. All costs associated with registering, maintaining or renewing any Plains Marks also used by Spinco shall be borne by Spinco.

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                                  ARTICLE III.
                               QUALITY PROVISIONS

     3.1 Plains agrees that the nature and quality of all of Plains' products and services bearing or offered in connection with the Plains Marks shall conform to the standards set by and under the control of Spinco (hereinafter, the "Quality Standards"). Such Quality Standards shall be reasonable and shall be at least equal in quality to the Plains products and services sold by Plains prior to the Separation.

     3.2 To enable Spinco to ensure that use of the Plains Marks conforms to the Design Standards and that Plains' products and services bearing or offered in connection with the Plains Marks conform to the Quality Standards, Plains shall
(a) deliver to Spinco, upon Spinco's request and without charge to Spinco, representative samples of products, labels, containers, advertisements, catalogs, letterhead, and the like, bearing or containing the Plains Marks; and
(b) upon reasonable notice to Plains by Spinco, permit Spinco to inspect Plains' facilities where products bearing the Plains Marks are made.

     3.3 Plains shall comply with all applicable laws and regulations and shall obtain all appropriate governmental or regulatory approvals pertaining to the sale, distribution and/or advertising of Plains products and services offered in connection with the Plains Marks.

     3.4 Any Plains products and services intended to be marketed under the Plains Marks that fail to meet the Quality Standards shall, at the expense of Plains, be withdrawn from production and corrected or destroyed.

                                   ARTICLE IV.
                       DURATION OF LICENSE AND TERMINATION

     4.1 This Agreement and the license granted herein shall be effective as of the Effective Date and shall remain in effect until terminated in accordance with this Article IV.

     4.2 Should Plains ever discontinue the use of any Plains Marks with the intent not to resume such use, Plains shall promptly notify Spinco in writing of such action. As to any Plains Marks with respect to which use is or has been discontinued without the intent to resume by Plains, Spinco may terminate the license with respect to such Plains Marks upon 90 days prior written notice to Plains. Should Spinco ever discontinue use of the name "Plains" and derivatives thereof (the "Names"), Spinco shall promptly notify Plains in writing of such action. Within a reasonable time after such use is discontinued, Spinco will transfer and assign its right, title and interest in and to the Names to Plains.

     4.3 Spinco shall have the right to terminate the license granted herein with respect to any Plains Marks upon 60 days prior written notice to Plains if Plains breaches any provision of this Agreement, including failure by Plains to comply with the Quality Standards established under Article III, if such breach shall be continuing at the end of such 60 day period.

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     4.4 Spinco shall have the right to terminate immediately this Agreement, or any or all licenses granted herein, upon written notice to Plains in the event of the winding-up, transfer of all or substantially all assets, insolvency, consolidation or merger involving Plains, or any sequestration by Governmental Authority of Plains.

     4.5 Upon the termination of this Agreement with respect to the Plains Marks, or the termination of all licenses under this Agreement, Plains agrees to immediately discontinue all use of such Plains Marks and/or any similar trade name that contains "Plains" as a part thereof, as the case may be. In this connection, Plains agrees:

          (a) that it will immediately take all steps to refrain, as promptly as possible, from using the Plains Marks as part of Plains' company name, and shall refrain from using the Plains Marks in advertising, commercial registers, directories, internet and company web-sites, telephone listings, and all other similar listings; and

          (b) to use its best efforts and due diligence to obtain whatever approvals are necessary, either governmental or otherwise, to change its company name to exclude the Plains Marks therefrom, such change to be effected within 180 days after the termination of this Agreement.

                                   ARTICLE V.
                                   PROTECTION

     5.1 At the request of Plains, Spinco shall apply to register any unregistered Plains Marks in the name of Spinco for the Plains products and services provided in connection therewith; shall use its reasonably best efforts to obtain registrations thereof; shall maintain such registrations in full force and effect; and shall apply to register Plains as a registered user of the Plains Marks in jurisdictions that require such registration. Plains shall cooperate with Spinco to obtain and maintain said registrations. The cost of obtaining and maintaining any unregistered Plains Marks exclusively used by Plains shall be borne by Plains. The cost of obtaining and maintaining any unregistered Plains Marks also used by Spinco shall be borne by Spinco. If Plains notifies Spinco that it is no longer interested in a trademark filed by Spinco under the provisions of this paragraph, Spinco shall be free to discontinue prosecution and/or maintenance of any application or registration for said Plains Marks, and Plains shall have no obligation for any expense with respect thereto incurred after the notice from Plains to Spinco.

     5.2 If any opposition, cancellation, or similar proceeding is initiated by any third party with respect to the Plains Marks or applications to register any Plains Marks, Spinco shall notify Plains of such proceeding, and Plains shall have 30 days to notify Spinco if Plains wants such proceedings to be contested. If Plains informs Spinco that Plains wants to contest such proceeding, Spinco will defend such Plains Marks in the proceeding or, at the option of Spinco, permit Plains to take over the defense of such proceeding on behalf of Spinco. Plains shall bear the expenses of such proceeding for the Plains Marks. If Plains does not notify Spinco that Plains wants such proceeding to be contested, Spinco shall have the right to proceed as it chooses

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with regard to such proceeding and such Plains Marks, including abandoning or canceling such Plains Marks or any application or registration therefor without any liability to Plains.

     5.3 Plains shall promptly notify Spinco of any and all infringements, imitations, simulations or other illegal use or misuse of the Plains Marks that come to Plains' attention. As between Plains and Spinco, Spinco is the sole owner of the Plains Marks, and Spinco shall determine whether to take any action to prevent the infringement, imitation, simulation or other illegal use or misuse of the Plains Marks. If Spinco elects not to take such action, Plains shall have the right to take such action at Plains' expense. In such event, Spinco shall, at Plains' expense, cooperate in such action with Plains including joining as a party. Any money recovered by way of damages or otherwise with respect to such action shall be kept by the Party that bore the costs of such action; or, in any case where the Parties have shared the costs, such money shall be shared in proportion to the costs borne by each Party. For purposes of this Article 5.3, the costs borne by a Party shall include attorneys' fees and court costs related to such action.

     5.4 Plains shall render to Spinco all reasonable assistance in connection with any matter pertaining to the protection, enforcement or infringement of Plains Marks used by Plains, whether in the courts, administrative or quasi-judicial agencies, or otherwise.

                                   ARTICLE VI.
                                 NEW TRADEMARKS

     6.1 Should Plains desire to develop new trademarks using the name "Plains" for the Plains Business, it must first consult with and obtain the written approval of Spinco. Such newly developed trademarks will be owned by Spinco, and will be deemed to be Plains Marks licensed to Plains hereunder and will be subject to all of the terms and conditions of this Agreement, including Design Standards and Quality Standards established by Spinco. Such approval will not be contingent upon the payment of any fee or royalties to Spinco, provided, however the cost of obtaining and maintaining such new trademarks shall be borne solely by Plains.

                                  ARTICLE VII.
                                  MISCELLANEOUS

     7.1 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     7.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its principles of conflicts of laws.

     7.3 Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed

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to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received, addressed to the attention of the addressee's Chief Executive Officer at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

     7.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

     7.5 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned or transferred by any Party without the prior written consent of the other Party, which may be withheld for any or no reason.

     7.6 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     7.7 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     7.8 Waivers, Modifications. No provision of this Agreement may be amended, modified or waived, except in the manner set forth in the Separation Agreement.

     7.9 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     7.10 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or

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joint venture between the Parties, and no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties nor be deemed to vest any rights, interests or claims in any third parties.

     7.11 Provisions Unaffected. Nothing contained in this Agreement shall affect the rights and obligations of Plains and Spinco under the Separation Agreement.

     7.12 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     7.13 Rights of the Parties. Nothing expressed or implied in this Agrement is intended or will be construed to confer upon or give any Person, other than the Parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

     7.14 Injunctive Relief. Plains acknowledges that monetary relief would not be an adequate remedy for a breach or threatened breach by Plains of the provisions of this Agreement and that Spinco shall be entitled to the enforcement of this Agreement by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that Spinco may have.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

                                         PLAINS RESOURCES INC.


                                         By: /s/ Jere C. Overdyke, Jr.
                                             -----------------------------------
                                         Name:   Jere C. Overdyke, Jr.
                                         Title:  Vice President and Treasurer


                                         PLAINS EXPLORATION &
                                         PRODUCTION COMPANY, L.P.


                                         By: Stocker Resources, Inc.
                                             its general partner


                                             By: /s/ Jere C. Overdyke, Jr.
                                                 -------------------------------
                                             Name:  Jere C. Overdyke, Jr.
                                             Title: Vice President and Treasurer